EXHIBIT 99.3

HARRAH’S ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based upon and should be read in conjunction with historical consolidated financial statements and related notes of Harrah’s Entertainment, Inc. (“HET”) and Horseshoe Gaming Holding Corp. (“Horseshoe”).  HET, through its wholly-owned subsidiary, Harrah’s Operating Company, Inc., acquired Horseshoe on July 1, 2004.

The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2004, and the year ended December 31, 2003, give effect to (i) the acquisition of Horseshoe; (ii) the sale of Harrah’s Shreveport, which was completed in May 2004; (iii) certain adjustments that are directly attributable to the acquisition of Horseshoe and will have continuing impact, including certain operational benefits arising from the elimination of duplicative corporate office and operational support functions; and (iv) HET’s financing of the Horseshoe acquisition and refinancing of the existing indebtedness of Horseshoe (on July 1, 2004, Horseshoe issued a redemption notice for all $535 million, face amount, of its 8 5/8% Senior Subordinated Notes due July 2009 and retired that debt on August 2, 2004).  These unaudited pro forma condensed combined statements of income assume that these transactions were consummated on January 1, 2003.

The unaudited pro forma condensed combined balance sheet presents the combined financial position of HET and Horseshoe as if the acquisition was consummated on June 30, 2004.  The unaudited pro forma condensed balance sheet gives effect to (i) the acquisition of Horseshoe; (ii) certain adjustments that are directly attributable to the acquisition of Horseshoe; and (iii) the incremental debt incurred.

The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by HET’s management.  The pro forma information is for informational purposes only and is not intended to be indicative of what actual results would have been, nor does such data purport to represent the combined financial results of HET and Horseshoe for future periods.

The unaudited pro forma condensed combined financial statements of HET are prepared in accordance with Article 11 of Regulation S-X.

HARRAH’S ENTERTAINMENT, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(unaudited)

(In millions, except per share amounts)	HET Historical (Note 1)	Shreveport Sale Adjustments (Note 2)	HET Adjusted for Shreveport	Horseshoe Historical (Note 3)	Horseshoe Pro Forma Adjustments (Note 5)		HET As Adjusted For Horseshoe
Revenues
Casino	$2,006.4	$(64.1)	$1,942.3	$437.2	$-		$2,379.5
Food and beverage	327.0	(8.4)	318.6	40.1	-		358.7
Rooms	194.4	(6.3)	188.1	15.3	-		203.4
Management fees	29.5	-	29.5	-	-		29.5
Other	105.2	(1.9)	103.3	9.2	-		112.5
Less: casino promotional allowances	(424.3)	15.9	(408.4)	(79.4)	-		(487.8)
Total revenues	2,238.2	(64.8)	2,173.4	422.4	-		2,595.8

Operating expenses
Direct
Casino	1,014.0	(35.4)	978.6	244.5	-		1,223.1
Food and beverage	133.8	(1.7)	132.1	12.4	-		144.5
Rooms	34.0	(0.5)	33.5	1.0	-		34.5
Depreciation and amortization	160.1	-	160.1	27.0	-		187.1
Write-downs, reserves and recoveries	(1.1)	(0.2)	(1.3)	-	-		(1.3)
Project opening costs	6.6	-	6.6	-	-		6.6
Property general, administrative and other	470.2	(12.8)	457.4	108.7	(45.6	)(a)	520.5
Corporate expense	30.5	-	30.5	31.5	(30.8	)(a)	31.2
Income on interests in nonconsolidated affiliates	(0.3)	-	(0.3)	-	-		(0.3)
Total operating expenses	1,847.8	(50.6)	1,797.2	425.1	(76.4)		2,145.9
Income from operations	390.4	(14.2)	376.2	(2.7)	76.4		449.9
Interest expense, net of interest capitalized	(117.1)	1.6	(115.5)	(23.8)	(36.6	)(b)	(153.1)
					(1.0	)(c)
					23.8	(d)
Loss on early extinguishment of debt	-	-	-	(0.2)	-		(0.2)
Other income, including interest income	4.1	-	4.1	0.3	-		4.4
Income before income taxes and minority interests	277.4	(12.6)	264.8	(26.4)	62.6		301.0
Provision for income taxes	(101.4)	4.5	(96.9)	-	(13.4	)(e)	(110.3)
Minority interests	(4.0)	0.3	(3.7)	-	-		(3.7)
Income from continuing operations	$172.0	$(7.8)	$164.2	$(26.4)	$49.2		$187.0

Earnings per share from continuing operations
Basic	$1.55						$1.68
Diluted	$1.52						$1.65

Weighted average common shares outstanding	111.2						111.2
Weighted average common and common equivalent shares outstanding	113.0						113.0

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

(unaudited)

(In millions, except per share amounts)	HET Historical (Note 1)	Shreveport Sale Adjustments (Note 2)	HET Adjusted for Shreveport	Horseshoe Historical (Note3)	Horseshoe Pro Forma Adjustments (Note 5)		HET As Adjusted For Horseshoe
Revenues
Casino	$3,853.2	$(170.0)	$3,683.2	$848.2	$-		$4,531.4
Food and beverage	631.0	(21.7)	609.3	80.2	-		689.5
Rooms	352.0	(15.0)	337.0	30.0	-		367.0
Management fees	72.1	-	72.1	-	-		72.1
Other	196.5	(4.0)	192.5	18.4	-		210.9
Less: casino promotional allowances	(782.1)	33.6	(748.5)	(150.5)	-		(899.0)
Total revenues	4,322.7	(177.1)	4,145.6	826.3	-		4,971.9

Operating expenses
Direct
Casino	1,974.0	(93.2)	1,880.8	479.6	-		2,360.4
Food and beverage	261.7	(6.5)	255.2	26.8	-		282.0
Rooms	66.0	(1.6)	64.4	2.0	-		66.4
Depreciation and amortization	317.2	(10.0)	307.2	53.3	-		360.5
Write-downs, reserves and recoveries	11.1	(1.1)	10.0	-	-		10.0
Project opening costs	7.9	-	7.9	-	-		7.9
Property general, administrative and other	904.7	(32.9)	871.8	121.3	(0.3	)(a)	992.8
Corporate expense	52.6	-	52.6	22.9	(21.7	)(a)	53.8
Losses on interests in nonconsolidated affiliates	1.2	-	1.2	-	-		1.2
Total operating expenses	3,596.4	(145.3)	3,451.1	705.9	(22.0)		4,135.0
Income from operations	726.3	(31.8)	694.5	120.4	22.0		836.9
Interest expense, net of interest capitalized	(234.4)	4.1	(230.3)	(49.6)	(73.3	)(b)	(305.9)
					(2.3	)(c)
					49.6	(d)
Losses on early extinguishment of debt	(19.1)	-	(19.1)	-	-		(19.1)
Other income, including interest income	2.9	(0.1)	2.8	0.8	-		3.6
Income before income taxes and minority interests	475.7	(27.8)	447.9	71.6	(4.0)		515.5
Provision for income taxes	(172.2)	9.9	(162.3)	-	(25.1	)(e)	(187.4)
Minority interests	(11.6)	1.0	(10.6)	-	-		(10.6)
Income from continuing operations	$291.9	$(16.9)	$275.0	$71.6	$(29.1)		$317.5

Earnings per share from continuing operations
Basic	$2.68						$2.91
Diluted	$2.64						$2.88

Weighted average common shares outstanding	109.0						109.0
Weighted average common and common equivalent shares outstanding	110.4						110.4

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2004

(unaudited)

(In millions, except share amounts)	HET Historical (Note 1)	Horseshoe Historical (Note 3)	Horseshoe Pro Forma Adjustments (Note 6)		HET As Adjusted For Horseshoe
ASSETS
Current Assets
Cash and cash equivalents	$393.2	$61.4	$1,479.9	(f)	$454.6
			75.0	(i)
			(558.1	)(g)
			(996.8	)(j)
Receivables, net of allowance for doubtful accounts	87.5	18.7	(4.3	)(k)	101.9
Deferred income taxes	70.9	-	-		70.9
Inventories, prepayments and other	115.9	13.7	-		129.6
Total current assets	667.5	93.8	(4.3)		757.0
Land, buildings, riverboats and equipment, net of accumulated depreciation	4,290.5	487.4	-		4,777.9
Assets held for sale	9.2	-	-		9.2
Investments in and advances to nonconsolidated affiliates	8.4	-	-		8.4
Goodwill and other intangible assets	1,347.6	262.2	9.2	(h)	2,387.9
			740.6	(j)
			24.0	(g)
			4.3	(k)
Deferred costs and other	295.4	26.8	(9.2	)(h)	313.0
Escrow deposit for pending acquisition	75.0	-	(75.0	)(i)	-
	$6,693.6	$870.2	$689.6		$8,253.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$148.3	$9.8	$-		$158.1
Accrued expenses	540.8	70.1	-		610.9
Current portion of long-term debt	1.7	-	-		1.7
Total current liabilities	690.8	79.9	-		770.7
Long-term debt	3,564.0	534.1	1,479.9	(f)	5,043.9
			(534.1	)(g)
Liabilities held for sale	0.5	-	-		0.5
Deferred credits and other	200.2	-	-		200.2
Deferred income taxes	333.2	-	-		333.2
	4,788.7	614.0	945.8		6,348.5
Minority interests	33.6	-	-		33.6

Commitments and contingencies

Stockholders’ equity
Common stock	11.2	-	-		11.2
Capital surplus	1,357.8	59.1	(59.1	)(j)	1,357.8
Retained earnings	516.4	197.1	(197.1	)(j)	516.4
Accumulated other comprehensive income	(0.5)	-	-		(0.5)
Deferred compensation related to restricted stock	(13.6)	-	-		(13.6)
	1,871.3	256.2	(256.2)		1,871.3
	$6,693.6	$870.2	$689.6		$8,253.4

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1 – Historical financial information for HET for the six months ended June 30, 2004, and the year ended December 31, 2003, has been derived from HET’s historical financial statements.

Note 2 – The operating results of Harrah’s Shreveport, which was sold May 19, 2004, are being eliminated and interest expense is being reduced on the assumption that net proceeds from the sale were used to reduce outstanding debt.  The sale of Harrah’s Shreveport avoided over-exposure in that market and facilitated gaining regulatory approval for the acquisition of Horseshoe.

Note 3 – Historical financial information for Horseshoe for the six months ended June 30, 2004, and the year ended December 31, 2003, has been derived from Horseshoe’s historical financial statements.  Certain reclassifications have been made to the historical Horseshoe financial statements to conform to the presentation used in HET’s historical financial statements.  Such reclassifications had no effect on Horseshoe’s previously reported income from continuing operations.

Note 4 – The following tables set forth the determination of the consideration paid for Horseshoe and the preliminary allocation of the purchase price.  The purchase price allocation began in third quarter 2004 and will be completed within one year of the date of acquisition.   The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on Horseshoe’s book value of assets and liabilities at June 30, 2004.

(in millions)
Agreed upon cash consideration	$915.0
Reimbursable costs pursuant to purchase agreement	68.8
Fair market value of Horseshoe debt assumed by HET	558.1
Estimated transaction costs and expenses	13.0
Pro forma purchase price	$1,554.9

The preliminary allocation of the pro forma purchase price is as follows:

(in millions)
Land, buildings, riverboats, furniture, fixtures and equipment	$487.4
Goodwill and other intangible assets	1,040.3
Other, net	27.2
$1,554.9

The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management and is expected to be completed by June 30, 2005.

Note 5 – Following are brief descriptions of the pro forma adjustments to the statements of income to reflect the acquisition of Horseshoe.  For purposes of this pro forma financial information, depreciation expense related to property and equipment is based on Horseshoe’s estimated useful lives of 10 to 30 years for buildings, riverboats and barges; 2 to 30 years for improvements; and 2 to 10 years for furniture, fixtures and equipment.  Since most of the intangible assets included in the Horseshoe acquisition are anticipated to have indefinite lives and, therefore, to be non-amortizing, no amortization of intangible assets has been included in the pro forma financial information.  Estimated useful lives and amortization periods of property, equipment and intangible assets will be determined during the purchase price allocation and adjusted accordingly.

(a)          Eliminates acquisition related costs triggered by “change of control” provisions in certain of Horseshoe’s benefit plans, including a retention bonus plan, employment agreements and executive severance agreements of $21.5 million for the six months ended June 30, 2004, and Horseshoe’s Equity Incentive Plan of $43.4 million for the six months ended June 30, 2004.  Also records the impact on expenses of certain operational efficiencies for functions that will be eliminated or reduced as a result of the acquisition of Horseshoe.  The elimination of duplicative corporate office and operational support functions reduces expenses by $11.5 million for the six months ended June 30, 2004, and reduces expenses by $22.0 million for the year ended December 31, 2003.

(b)         Reflects increase in interest expense comprised of incremental borrowings incurred by HET to fund the acquisition, including transaction costs, and the retirement of Horseshoe’s 8 5/8% Senior Subordinated Notes (see (d) below).  The pro forma interest expense arising from the additional borrowings has been computed using the stated rate on $500 million of HET’s 5.375% Senior Notes and on $750 million of HET’s 5.5% Senior Notes and the current rate on approximately $230 million of HET’s revolving credit agreement.  The current interest rate on HET’s revolving credit agreement is 2.2%.  Each 1/8% change in the floating rate on the approximate $230 million borrowed under the revolving credit agreement would result in a change in interest expense of $143,750 for the six months ended June 30, 2004, and $287,500 for the year ended December 31, 2003.

(c)          Reflects additional interest expense for the amortization of deferred finance charges and the discount arising from the incremental borrowings incurred by HET (see (b) above) to fund the acquisition of Horseshoe and the retirement of Horseshoe’s 8 5/8% Senior Subordinated Notes (see (d) below).

(d)         Reflects reduction in interest expense, including amortization of deferred finance charges and of the discount related to the debt, to reflect the retirement of all $535 million of Horseshoe 8 5/8% Senior Subordinated Notes due 2009, using funds described in (b) above.

(e)          Records the estimated tax effect of the pro forma adjustments and on the historical taxable income of Horseshoe.  Horseshoe had elected to be taxed as an S Corporation for federal income tax purposes and, accordingly, made no provision in the accounts of Horseshoe for federal income taxes.  The estimated tax rate was calculated using the federal statutory rate of 35% plus a state income tax rate of 2.1%.

Note 6 – Following are brief descriptions of the pro forma adjustments to the balance sheet to reflect the acquisition of Horseshoe.

(f)            Records additional borrowings incurred to fund the acquisition of Horseshoe and to retire Horseshoe’s 8 5/8% Senior Subordinated Notes.

(g)         Records the retirement of Horseshoe’s 8 5/8% Senior Subordinated Notes, including the related premium.

(h)         Records the write-off of the unamortized deferred finance charges related to the early retirement of Horseshoe’s 8 5/8% Senior Subordinated Notes.

(i)             Reflects the reversal of funds deposited in escrow for the acquisition of Horseshoe.

(j)             Records the acquisition of 100% of the equity of Horseshoe and reflects as goodwill and other intangible assets the excess of the purchase price over the estimated fair value of net tangible assets acquired and liabilities assumed.

(k)          Reflects the elimination of Horseshoe’s receivable from HET for reimbursable costs related to the acquisition.